Exhibit 10(s)

FIRST AMENDMENT OF LEASE

FIRST AMENDMENT OF LEASE (this “Agreement”), dated as of October 9, 2015, between PARI MANAGEMENT CORPORATION, a New York corporation, having an office at c/o 17 Catalina Drive, Kings Point, New York 11024 (“Landlord”), and ENZO CLINICAL LABS, INC., a New York corporation, having an office at 60 Executive Boulevard, Farmingdale, New York 11735 (“Tenant”).

WITNESSETH:

WHEREAS, pursuant to that certain Amended and Restated Lease (the “Lease”), dated as of March 14, 2005 between Landlord and Tenant, Tenant is leasing from Landlord the entire building (as more particularly shown on Exhibit A attached to said Lease) known as 60 Executive Boulevard, Farmingdale, New York;

WHEREAS, Landlord and Tenant desire to modify and amend certain provisions of the Lease on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. Unless otherwise stated herein, all capitalized terms used in this Agreement shall have the meanings specified in the Lease, subject, in some cases to modification as provided herein.

2. Lease Modification. The Lease shall be modified as follows:

In Paragraph 2 of the Lease, “March 31, 2017” shall be deleted and replaced with “March 31, 2027”.

3. Broker. Each of Tenant and Landlord represents to the other that in the negotiation and consummation of this Agreement it has dealt with no broker. Each of Tenant and Landlord indemnifies the other against liability (including reasonable attorneys’ fees and disbursements) arising out of an inaccuracy or alleged inaccuracy of the above representation. The provisions of this Paragraph shall survive the expiration or earlier termination of the Lease.

4. Miscellaneous. (a) Tenant represents and warrants to Landlord that Tenant has full power and authority to execute and deliver this Agreement and any documents related thereto, and to perform all obligations arising under the Lease, as modified hereby. Landlord represents and warrants to Tenant that Landlord has all power and authority to execute and deliver this Agreement and any documents related thereto, and to perform all obligations arising under the Lease, as modified hereby.

(b) The Lease and this Agreement contain the entire agreement of the parties with respect to the subject matter hereof and all prior negotiations, understandings or agreements between the parties with respect to the subject matter hereof are merged herein. This Agreement may be executed in counterparts each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

(c) This Agreement shall not be effective until executed by all the parties hereto and may be executed in several counterparts, each of which will constitute an original instrument and all of which will together constitute one and the same instrument.

(d) The terms and provisions of the Lease and this Agreement shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(e) If any one or more of the provisions contained in the Lease or this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(f) The Lease and this Agreement may not be altered, amended, modified or changed orally, but only by an agreement in writing signed by the party against whom enforcement of any such alteration, amendment, modification or change is being sought.

(g) Captions are inserted herein for convenience only and will not affect the construction herein.

(h) Except as expressly set forth in this Agreement, the Lease is unmodified and is in full force and effect, and the Lease as modified herein is ratified and confirmed. All references in this Lease to “this Lease” shall hereafter be deemed to refer to the Lease as amended by this Agreement.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the day and year first above written.

LANDLORD

PARI MANAGEMENT CORPORATION,
a New York corporation

By:	/S/ Barry Weiner
Name:	Barry Weiner
Title:	Partner

TENANT

ENZO CLINICAL LABS, INC.,
a New York corporation

By:	/S/ James O’Brien
Name:	James O’Brien
Title:	EVP Finance